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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                                January 18, 2000
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                        (Date of earliest event reported)


                           Commonwealth Bancorp, Inc.
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             (Exact name of registrant as specified in its charter)


       Pennsylvania                      0-27942                      23-2828883
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(State or other jurisdiction     (Commission File Number)    (IRS Employer
of incorporation)                                            Identification No.)



2 West Lafayette Street, Norristown, Pennsylvania                        19401
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(Address of principal executive offices)                              (Zip Code)


                                 (610) 251-1600
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              (Registrant's telephone number, including area code)


                                 Not Applicable
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   (Former name, former address and former fiscal year, if changed since last report)






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ITEM 5. OTHER EVENTS

        On Janaury 18, 2000, Commonwealth Bancorp, Inc. (the "Company") reported net income of $3.8 million, or $0.34 per common share on a diluted basis, for the fourth quarter of 1999. This compared to net income of $2.9 million, or $0.21 per common share on a diluted basis, for the fourth quarter of 1998. For the full year 1999, net income was $16.7 million, or a record $1.32 per common share on a diluted basis. This compared to net income of $10.9 million, or $0.73 per common share on a diluted basis, for the full year 1998. For additional information, reference is made to the Press Release, dated January 18, 2000, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (a)     Financial Statements.

                Not Applicable.

        (b)     Pro Forma Financial Information.

                Not Applicable

        (c)     Exhibits:

                99      Press Release dated January 18, 2000




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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                COMMONWEALTH BANCORP, INC.



Date: January  20,  2000                        By:  /s/Charles M. Johnston
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                                                     Charles M. Johnston
                                                     Chief Financial Officer



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